Exhibit 99.1

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. and Plains GP Holdings Report Fourth-Quarter and Full-Year 2014 Results

(Houston — February 4, 2015) Plains All American Pipeline, L.P. (NYSE: PAA) and Plains GP Holdings (NYSE: PAGP) today reported fourth-quarter and full-year 2014 results.

Plains All American Pipeline, L.P.

Summary Financial Information (1) (unaudited)

(in millions, except per unit data)

	Three Months Ended			Twelve Months Ended
	December 31,		%	December 31,		%
	2014	2013	Change	2014	2013	Change
Net income attributable to PAA	$389	$309	26%	$1,384	$1,361	2%

Diluted net income per limited partner unit	$0.67	$0.58	16%	$2.38	$2.80	-15%

EBITDA	$664	$526	26%	$2,289	$2,168	6%

	Three Months Ended			Twelve Months Ended
	December 31,		%	December 31,		%
	2014	2013	Change	2014	2013	Change
Adjusted net income attributable to PAA	$362	$371	-2%	$1,347	$1,466	-8%

Diluted adjusted net income per limited partner unit	$0.60	$0.76	-21%	$2.28	$3.10	-26%

Adjusted EBITDA	$594	$595	0%	$2,200	$2,292	-4%

Distribution per unit declared for the period	$0.6750	$0.6150	9.8%

(1)                                     PAA’s reported results include the impact of items that affect comparability between reporting periods. The impact of certain of these items is excluded from adjusted results.  See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding certain selected items that PAA believes impact comparability of financial results between reporting periods, as well as for information regarding non-GAAP financial measures (such as adjusted EBITDA) and their reconciliation to the most directly comparable measures as reported in accordance with GAAP.

“2014 represents another year of solid execution for PAA, as we delivered results in line with to slightly ahead of the midpoint of our guidance for both the fourth quarter and full year, excluding the impact of a fourth quarter acquisition,” stated Greg L. Armstrong, Chairman and CEO of Plains All American.  “These results were underpinned by solid performance in our Transportation and Supply and Logistics segments.”

Armstrong noted that following PAA’s November earnings conference call, crude oil and natural gas liquids prices decreased approximately 40%, which resulted in significant reductions in the outlook for producer drilling activities in 2015 — in many cases ranging from 30% to 40% below 2014 levels.

“PAA is well positioned to manage through industry down cycles; however, we are not immune to the adverse impacts of a major step change in commodity prices that is accompanied by a similar change in producers’ activity levels.  Accordingly, we have reduced the midpoint of our acquisition adjusted EBITDA guidance for 2015 by 6.5%, from just over $2.5 billion, as furnished on November 5th, to $2.35 billion and revised our distribution growth target for 2015.  We are currently targeting distribution growth for PAA of 7% for 2015, which would equate to a distribution increase for PAGP of approximately 21%.”

Armstrong stated that the updated guidance midpoint represented an increase of approximately 7% over 2014 results and is based on 2015 WTI oil prices hovering around $50 per barrel for all of 2015 and the expectation that producer drilling activities will be materially reduced relative to 2014.  WTI prices averaged approximately $93 per barrel in 2014.

“While the duration of the current down-cycle is unknown, our confidence in the North American crude oil resource base and its ultimate development remains high. As we look ahead, PAA remains well positioned to continue to grow and strengthen its business through organic growth projects and also to actively pursue attractive acquisition opportunities.  For 2015, we are targeting an expansion capital plan of $1.85 billion, down approximately 9% from the $2.03 billion spent in 2014.  Importantly, PAA enters 2015 with a strong balance sheet, credit metrics that are consistent with or favorable to our targeted levels and $3.6 billion of committed liquidity.”

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The following table summarizes selected PAA financial information by segment for the fourth quarter and full year of 2014:

Summary of Selected Financial Data by Segment (1) (unaudited)

(in millions)

	Three Months Ended			Three Months Ended
	December 31, 2014			December 31, 2013
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics
Reported segment profit	$267	$149	$249	$207	$170	$149

Selected items impacting the comparability of segment profit (2)	3	2	(76)	7	(1)	60

Adjusted segment profit	$270	$151	$173	$214	$169	$209

Percentage change in adjusted segment profit versus 2013 period	26%	-11%	-17%

	Twelve Months Ended			Twelve Months Ended
	December 31, 2014			December 31, 2013
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics
Reported segment profit	$925	$584	$782	$729	$616	$822

Selected items impacting the comparability of segment profit (2)	25	13	(131)	31	13	71

Adjusted segment profit	$950	$597	$651	$760	$629	$893

Percentage change in adjusted segment profit versus 2013 period	25%	-5%	-27%

(1)            PAA’s reported results include the impact of items that affect comparability between reporting periods. The impact of certain of these items is excluded from adjusted results. See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding certain selected items that PAA believes impact comparability of financial results between reporting periods.

(2)            Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

Fourth-quarter 2014 Transportation adjusted segment profit increased 26% versus comparable 2013 results. This increase was primarily driven by higher crude oil pipeline volumes associated with North American crude oil production and recently completed organic growth projects, increased tariff rates on certain of our crude oil pipelines and the acquisition of a 50% interest in the BridgeTex pipeline completed in November 2014.

Fourth-quarter 2014 Facilities adjusted segment profit decreased 11% versus comparable 2013 results.  This decrease was primarily due to the impact of recontracting capacity originally contracted at higher rates within our natural gas storage operations.

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Fourth-quarter 2014 Supply and Logistics adjusted segment profit decreased by approximately 17% relative to comparable 2013 results. This decrease was primarily related to less favorable NGL and crude oil market conditions in the fourth quarter of 2014 compared to the same 2013 period.  These impacts were partially offset by growth in crude oil lease gathering volumes.

Plains GP Holdings

PAGP’s sole assets are its ownership interest in PAA’s general partner and incentive distribution rights.  As the control entity of PAA, PAGP consolidates PAA’s results into its financial statements, which is reflected in the condensed consolidating balance sheet and income statement included at the end of this release.  Information regarding PAGP’s distributions is reflected below:

Summary Financial Information

	Q4 2014	Q3 2014	Q4 2013 (non-prorated) (1)
Distribution per share declared for the period	$0.20300	$0.19075	$0.15979
Q4 2014 distribution percentage growth over previous benchmarks		6.4%	27.0%

(1)            Reflects a full fourth quarter 2013 distribution per Class A share (before proration), assuming PAGP’s ownership interest in PAA’s general partner was for the full fourth quarter of 2013.

Conference Call

PAA and PAGP will hold a conference call on February 5, 2015 (see details below).  Prior to this conference call, PAA will furnish a current report on Form 8-K, which will include material in this news release as well as PAA’s financial and operational guidance for the first quarter and full year of 2015.  A copy of the Form 8-K will be available at www.plainsallamerican.com, where PAA and PAGP routinely post important information.

The PAA and PAGP conference call will be held at 10:00 a.m. EST on Thursday, February 5, 2015 to discuss the following items:

1.              PAA’s fourth-quarter and full-year 2014 performance;

2.              The status of major expansion projects;

3.              Capitalization and liquidity;

4.              Financial and operating guidance for the first quarter and full year of 2015; and

5.              PAA’s and PAGP’s outlook for the future.

Conference Call Access Instructions

To access the Internet webcast of the conference call, please go to www.plainsallamerican.com, choose “Investor Relations,” and then choose “Events and Presentations.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the website.

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Alternatively, access to the live conference call is available by dialing toll free (800) 230-1085. International callers should dial (612) 288-0340.  No password is required.  The slide presentation accompanying the conference call will be available a few minutes prior to the call under the “Events and Presentations” tab of the PAA and PAGP Investor Relations sections of the above referenced website.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial (800) 475-6701, or (320) 365-3844 for international callers, and enter replay access code 349000.  The replay will be available beginning Thursday, February 5, 2015, at approximately 12:00 p.m. EST and will continue until 11:59 p.m. EST on March 5, 2015.

Non-GAAP Financial Measures and Selected Items Impacting Comparability

To supplement our financial information presented in accordance with GAAP, management uses additional measures that are known as “non-GAAP financial measures” (such as adjusted EBITDA and implied distributable cash flow (“DCF”)) in its evaluation of past performance and prospects for the future. Management believes that the presentation of such additional financial measures provides useful information to investors regarding our performance and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide additional information about our core operating performance and ability to generate and distribute cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) present measurements that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) the mark-to-market of derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), (iii) inventory valuation adjustments, (iv) items that are not indicative of our core operating results and business outlook and/or (v) other items that we believe should be excluded in understanding our core operating performance. We have defined all such items as “Selected Items Impacting Comparability.”  We consider an understanding of these selected items impacting comparability to be material to the evaluation of our operating results and prospects.

Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Annual Report on Form 10-K.

Adjusted EBITDA and other non-GAAP financial measures are reconciled to the most comparable measures as reported in accordance with GAAP for the periods presented in the tables attached to this release, and should be viewed in addition to, and not in lieu of, our Consolidated Financial Statements and notes thereto. In addition, PAA maintains on its website (www.plainsallamerican.com) a reconciliation of adjusted EBITDA and certain commonly used non-GAAP financial information to the most comparable GAAP measures. To access the information, investors should click on “Plains All American Pipeline, L.P.” under the “Investor Relations” link on the home page, select the “Guidance & Non-GAAP Reconciliations” link and navigate to the “Non-GAAP Reconciliations” tab.

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Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release consist of forward-looking statements that involve certain risks and uncertainties that could cause actual results or outcomes to differ materially from results or outcomes anticipated in the forward-looking statements. These risks and uncertainties include, among other things, failure to implement or capitalize, or delays in implementing or capitalizing, on planned growth projects; declines in the volume of crude oil, refined product and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our facilities, whether due to declines in production from existing oil and gas reserves, failure to develop or slowdown in the development of additional oil and gas reserves, whether from reduced cash flow to fund drilling or the inability to access capital, or other factors; unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof); environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the effects of competition; the occurrence of a natural disaster, catastrophe, terrorist attack or other event, including attacks on our electronic and computer systems; tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; weather interference with business operations or project construction, including the impact of extreme weather events or conditions; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; the currency exchange rate of the Canadian dollar; the availability of, and our ability to consummate, acquisition or combination opportunities; the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; the effectiveness of our risk management activities; shortages or cost increases of supplies, materials or labor; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; non-utilization of our assets and facilities; increased costs, or lack of availability, of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; risks related to the development and operation of our facilities, including our ability to satisfy our contractual obligations to our customers at our facilities; factors affecting demand for natural gas and natural gas storage services and rates; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the storage of natural gas and the processing, transportation, fractionation, storage and marketing of natural gas liquids as discussed in the Partnerships’ filings with the Securities and Exchange Commission.

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Plains All American Pipeline, L.P. is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil, natural gas liquids (“NGL”), natural gas and refined products. PAA owns an extensive network of pipeline transportation, terminalling, storage and gathering assets in key crude oil and NGL producing basins and transportation corridors and at major market hubs in the United States and Canada. On average, PAA handles over 4.1 million barrels per day of crude oil and NGL on its pipelines. PAA is headquartered in Houston, Texas.

Plains GP Holdings is a publicly traded entity that owns an interest in the general partner and incentive distribution rights of Plains All American Pipeline, L.P., one of the largest energy infrastructure and logistics companies in North America. PAGP is headquartered in Houston, Texas.

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333 Clay Street, Suite 1600          Houston, Texas 77002          (713) 646-4100 / (866) 809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

REVENUES	$9,459	$10,631	$43,464	$42,249

COSTS AND EXPENSES
Purchases and related costs	8,384	9,731	39,500	38,465
Field operating costs	378	312	1,456	1,322
General and administrative expenses	67	84	325	359
Depreciation and amortization	100	110	392	375
Total costs and expenses	8,929	10,237	41,673	40,521

OPERATING INCOME	530	394	1,791	1,728

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	35	22	108	64
Interest expense, net	(93)	(79)	(340)	(303)
Other income/(expense), net	(1)	—	(2)	1

INCOME BEFORE TAX	471	337	1,557	1,490
Current income tax expense	(9)	(31)	(71)	(100)
Deferred income tax benefit/(expense)	(72)	12	(100)	1

NET INCOME	390	318	1,386	1,391
Net income attributable to noncontrolling interests	(1)	(9)	(2)	(30)
NET INCOME ATTRIBUTABLE TO PAA	$389	$309	$1,384	$1,361

NET INCOME ATTRIBUTABLE TO PAA:
LIMITED PARTNERS	$253	$203	$884	$967
GENERAL PARTNER	$136	$106	$500	$394

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.67	$0.59	$2.39	$2.82

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.67	$0.58	$2.38	$2.80

BASIC WEIGHTED AVERAGE LIMITED PARTNER UNITS OUTSTANDING	373	344	367	341

DILUTED WEIGHTED AVERAGE LIMITED PARTNER UNITS OUTSTANDING	375	346	369	343

ADJUSTED RESULTS

(in millions, except per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

ADJUSTED NET INCOME ATTRIBUTABLE TO PAA	$362	$371	$1,347	$1,466

DILUTED ADJUSTED NET INCOME PER LIMITED PARTNER UNIT	$0.60	$0.76	$2.28	$3.10

ADJUSTED EBITDA	$594	$595	$2,200	$2,292

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in millions)

	December 31,	December 31,
	2014	2013
ASSETS
Current assets	$4,179	$4,964
Property and equipment, net	12,272	10,819
Goodwill	2,465	2,503
Investments in unconsolidated entities	1,735	485
Linefill and base gas	930	798
Long-term inventory	186	251
Other, net	489	540
Total assets	$22,256	$20,360

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$4,755	$5,411
Senior notes, net of unamortized discount	8,757	6,710
Other long-term debt	5	5
Other long-term liabilities and deferred credits	548	531
Total liabilities	14,065	12,657

Partners’ capital excluding noncontrolling interests	8,133	7,644
Noncontrolling interests	58	59
Total partners’ capital	8,191	7,703
Total liabilities and partners’ capital	$22,256	$20,360

DEBT CAPITALIZATION RATIOS

(in millions)

	December 31,	December 31,
	2014	2013
Short-term debt	$1,287	$1,113
Long-term debt	8,762	6,715
Total debt	$10,049	$7,828

Long-term debt	$8,762	$6,715
Partners’ capital	8,191	7,703
Total book capitalization	$16,953	$14,418
Total book capitalization, including short-term debt	$18,240	$15,531

Long-term debt-to-total book capitalization	52%	47%
Total debt-to-total book capitalization, including short-term debt	55%	50%

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT

(in millions)

	Three Months Ended			Three Months Ended
	December 31, 2014			December 31, 2013
			Supply and			Supply and
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$433	$270	$9,129	$387	$394	$10,151
Purchases and related costs (1)	(35)	(8)	(8,711)	(38)	(116)	(9,875)
Field operating costs (1) (2)	(142)	(97)	(141)	(125)	(89)	(97)
Equity-indexed compensation expense - operations	(1)	—	—	(3)	(1)	—
Segment general and administrative expenses (2) (3)	(20)	(14)	(26)	(29)	(16)	(23)
Equity-indexed compensation expense - general and administrative	(3)	(2)	(2)	(7)	(2)	(7)
Equity earnings in unconsolidated entities	35	—	—	22	—	—
Reported segment profit	$267	$149	$249	$207	$170	$149
Selected items impacting comparability of segment profit (4)	3	2	(76)	7	(1)	60
Adjusted segment profit	$270	$151	$173	$214	$169	$209

Maintenance capital	$54	$17	$2	$36	$13	$3

	Twelve Months Ended			Twelve Months Ended
	December 31, 2014			December 31, 2013
			Supply and			Supply and
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$1,655	$1,127	$42,150	$1,498	$1,377	$40,696
Purchases and related costs (1)	(151)	(55)	(40,752)	(147)	(312)	(39,315)
Field operating costs (1) (2)	(560)	(404)	(481)	(528)	(362)	(422)
Equity-indexed compensation expense - operations	(15)	(4)	(2)	(18)	(2)	(3)
Segment general and administrative expenses (2) (3)	(83)	(60)	(105)	(101)	(63)	(102)
Equity-indexed compensation expense - general and administrative	(29)	(20)	(28)	(39)	(22)	(32)
Equity earnings in unconsolidated entities	108	—	—	64	—	—
Reported segment profit	$925	$584	$782	$729	$616	$822
Selected items impacting comparability of segment profit (4)	25	13	(131)	31	13	71
Adjusted segment profit	$950	$597	$651	$760	$629	$893

Maintenance capital	$165	$52	$7	$123	$38	$15

(1)                                     Includes intersegment amounts.

(2)                                     Field operating costs and Segment general and administrative expenses exclude equity-indexed compensation expense, which is presented separately in the table above.

(3)                                     Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.

(4)                                     Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

OPERATING DATA (1)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Transportation activities (average daily volumes in thousands of barrels per day):
Tariff activities
Crude Oil Pipelines
All American	36	40	37	40
Bakken Area Systems	157	135	149	131
Basin / Mesa / Sunrise	732	737	733	718
BridgeTex	55	—	14	—
Capline	182	144	152	151
Eagle Ford Area Systems	262	166	227	102
Line 63 / Line 2000	129	113	122	113
Manito	55	44	47	46
Mid-Continent Area Systems	370	293	348	281
Permian Basin Area Systems	764	703	765	581
Rainbow	117	120	112	124
Rangeland	65	64	65	60
Salt Lake City Area Systems	143	128	136	131
South Saskatchewan	66	57	62	51
White Cliffs	40	25	30	23
Other	829	688	767	725
NGL Pipelines
Co-Ed	61	58	58	56
Other	129	206	128	194
Refined Products Pipelines	—	9	—	68
Tariff activities total	4,192	3,730	3,952	3,595
Trucking	122	129	127	117
Transportation activities total	4,314	3,859	4,079	3,712

Facilities activities (average monthly volumes):
Crude oil, refined products and NGL terminalling and storage (average monthly capacity in millions of barrels)	95	94	95	94
Rail load / unload volumes (average volumes in thousands of barrels per day)	229	221	231	221
Natural gas storage (average monthly working capacity in billions of cubic feet)	97	97	97	96
NGL fractionation (average volumes in thousands of barrels per day)	103	89	96	96
Facilities activities total (average monthly volumes in millions of barrels) (2)	122	120	121	120

Supply and Logistics activities (average daily volumes in thousands of barrels per day):
Crude oil lease gathering purchases	999	870	949	859
NGL sales	268	272	208	215
Waterborne cargos	—	—	—	4
Supply and Logistics activities total	1,267	1,142	1,157	1,078

(1)                                     Volumes associated with assets employed through acquisitions and expansion capital represent total volumes (attributable to our interest) for the number of days or months we employed the assets divided by the number of days or months in the period.

(2)                                     Facilities activities total is calculated as the sum of: (i) crude oil, refined products and NGL terminalling and storage capacity; (ii) rail load and unload volumes multiplied by the number of days in the period and divided by the number of months in the period; (iii) natural gas storage working capacity divided by 6 to account for the 6:1  mcf of natural gas to crude Btu equivalent ratio and further divided by 1,000 to convert to monthly volumes in millions; and (iv) NGL fractionation volumes multiplied by the number of days in the period and divided by the number of months in the period.

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333 Clay Street, Suite 1600          Houston, Texas 77002          (713) 646-4100 / (866) 809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME PER LIMITED PARTNER UNIT

(in millions, except per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Basic Net Income per Limited Partner Unit
Net income attributable to PAA	$389	$309	$1,384	$1,361
Less: General partner’s incentive distribution (1)	(131)	(102)	(482)	(375)
Less: General partner 2% ownership (1)	(5)	(4)	(18)	(19)
Net income available to limited partners	253	203	884	967
Less: Undistributed earnings allocated and distributions to participating securities (1)	(2)	(2)	(6)	(7)
Net income available to limited partners in accordance with application of the two-class method for MLPs	$251	$201	$878	$960

Basic weighted average limited partner units outstanding	373	344	367	341

Basic net income per limited partner unit	$0.67	$0.59	$2.39	$2.82

Diluted Net Income per Limited Partner Unit
Net income attributable to PAA	$389	$309	$1,384	$1,361
Less: General partner’s incentive distribution (1)	(131)	(102)	(482)	(375)
Less: General partner 2% ownership (1)	(5)	(4)	(18)	(19)
Net income available to limited partners	253	203	884	967
Less: Undistributed earnings allocated and distributions to participating securities (1)	(2)	(2)	(6)	(6)
Net income available to limited partners in accordance with application of the two-class method for MLPs	$251	$201	$878	$961

Basic weighted average limited partner units outstanding	373	344	367	341
Effect of dilutive securities: Weighted average LTIP units (2)	2	2	2	2
Diluted weighted average limited partner units outstanding	375	346	369	343

Diluted net income per limited partner unit	$0.67	$0.58	$2.38	$2.80

(1)                                     We calculate net income available to limited partners based on the distributions pertaining to the current period’s net income.  After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner, limited partners and participating securities in accordance with the contractual terms of the partnership agreement and as further prescribed under the two-class method.

(2)                                     Our Long-term Incentive Plan (“LTIP”) awards that contemplate the issuance of common units are considered dilutive unless (i) vesting occurs only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. LTIP awards that are deemed to be dilutive are reduced by a hypothetical unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

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333 Clay Street, Suite 1600          Houston, Texas 77002          (713) 646-4100 / (866) 809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY

(in millions, except per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Selected Items Impacting Comparability - Income/(Loss) (1):
Gains/(losses) from derivative activities net of inventory valuation adjustments (2)	$166	$(51)	$243	$(59)
Long-term inventory valuation adjustments (3)	(85)	—	(85)	—
Equity-indexed compensation expense (4)	(8)	(12)	(56)	(63)
Net loss on foreign currency revaluation	(3)	(7)	(13)	(1)
Tax effect on selected items impacting comparability	(43)	8	(52)	16
Other (5)	—	—	—	2
Selected items impacting comparability of net income attributable to PAA	$27	$(62)	$37	$(105)

Impact to basic net income per limited partner unit	$0.07	$(0.17)	$0.10	$(0.30)
Impact to diluted net income per limited partner unit	$0.07	$(0.18)	$0.10	$(0.30)

(1)                                     Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

(2)                                     Includes mark-to-market gains and losses resulting from derivative instruments that are related to underlying activities in future periods or the reversal of mark-to-market gains and losses from the prior period, net of inventory valuation adjustments, as applicable.

(3)                                     Includes changes in the average cost of long-term inventory that result from fluctuations in market prices. Long-term inventory is comprised of minimum inventory requirements in third-party assets and other working inventory that is needed for our commercial operations.

(4)                                     Includes equity-indexed compensation expense associated with LTIP awards that will or may be settled in units, as the dilutive impact of these outstanding awards is included in our diluted net income per unit calculation and the majority of these awards are expected to be settled in units.

(5)                                     Includes other immaterial selected items impacting comparability, as well as the noncontrolling interests’ portion of selected items.

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333 Clay Street, Suite 1600          Houston, Texas 77002          (713) 646-4100 / (866) 809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF ADJUSTED BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(in millions, except per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Basic Adjusted Net Income per Limited Partner Unit
Net income attributable to PAA	$389	$309	$1,384	$1,361
Selected items impacting comparability of net income attributable to PAA (1)	(27)	62	(37)	105
Adjusted net income attributable to PAA	362	371	1,347	1,466
Less: General partner’s incentive distribution (2)	(131)	(102)	(482)	(375)
Less: General partner 2% ownership (2)	(4)	(5)	(17)	(22)
Adjusted net income available to limited partners	227	264	848	1,069
Less: Undistributed earnings allocated and distributions to participating securities (2)	(2)	(2)	(6)	(7)
Adjusted limited partners’ net income	$225	$262	$842	$1,062

Basic weighted average limited partner units outstanding	373	344	367	341

Basic adjusted net income per limited partner unit	$0.60	$0.76	$2.29	$3.12

Diluted Adjusted Net Income per Limited Partner Unit
Net income attributable to PAA	$389	$309	$1,384	$1,361
Selected items impacting comparability of net income attributable to PAA (1)	(27)	62	(37)	105
Adjusted net income attributable to PAA	362	371	1,347	1,466
Less: General partner’s incentive distribution (2)	(131)	(102)	(482)	(375)
Less: General partner 2% ownership (2)	(4)	(5)	(17)	(22)
Adjusted net income available to limited partners	227	264	848	1,069
Less: Undistributed earnings allocated and distributions to participating securities (2)	(2)	(2)	(6)	(5)
Adjusted limited partners’ net income	$225	$262	$842	$1,064

Diluted weighted average limited partner units outstanding	375	346	369	343

Diluted adjusted net income per limited partner unit	$0.60	$0.76	$2.28	$3.10

(1)             Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

(2)             We calculate adjusted net income available to limited partners based on the distributions pertaining to the current period’s net income.  After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner, limited partners and participating securities in accordance with the contractual terms of the partnership agreement and as further prescribed under the two-class method.

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333 Clay Street, Suite 1600          Houston, Texas 77002          (713) 646-4100 / (866) 809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Excluding Selected Items Impacting Comparability (“Adjusted EBITDA”) Reconciliations
Net Income	$390	$318	$1,386	$1,391
Add: Interest expense, net	93	79	340	303
Add: Income tax expense	81	19	171	99
Add: Depreciation and amortization	100	110	392	375
EBITDA	$664	$526	$2,289	$2,168
Selected items impacting comparability of EBITDA (1)	(70)	69	(89)	124
Adjusted EBITDA	$594	$595	$2,200	$2,292

(1)                   Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Adjusted EBITDA to Implied Distributable Cash Flow (“DCF”)
Adjusted EBITDA	$594	$595	$2,200	$2,292
Interest expense, net	(93)	(79)	(340)	(303)
Maintenance capital	(73)	(52)	(224)	(176)
Current income tax expense	(9)	(31)	(71)	(100)
Equity earnings in unconsolidated entities, net of distributions	(4)	(3)	(3)	(10)
Distributions to noncontrolling interests (1)	(1)	(1)	(3)	(38)
Implied DCF	$414	$429	$1,559	$1,665

(1)                   Includes distributions that pertain to the current period’s net income, which are paid in the subsequent period.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Cash Flow from Operating Activities Reconciliation
EBITDA	$664	$526	$2,289	$2,168
Current income tax expense	(9)	(31)	(71)	(100)
Interest expense, net	(93)	(79)	(340)	(303)
Net change in assets and liabilities, net of acquisitions	156	(76)	28	73
Other items to reconcile to cash flows from operating activities:
Equity-indexed compensation expense	8	20	98	116
Net cash provided by operating activities	$726	$360	$2,004	$1,954

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333 Clay Street, Suite 1600          Houston, Texas 77002          (713) 646-4100 / (866) 809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2014			December 31, 2014
	PAA	Consolidating Adjustments (1)	PAGP	PAA	Consolidating Adjustments (1)	PAGP

REVENUES	$9,459	$—	$9,459	$43,464	$—	$43,464

COSTS AND EXPENSES
Purchases and related costs	8,384	—	8,384	39,500	—	39,500
Field operating costs	378	—	378	1,456	—	1,456
General and administrative expenses	67	3	70	325	6	331
Depreciation and amortization	100	—	100	392	2	394
Total costs and expenses	8,929	3	8,932	41,673	8	41,681

OPERATING INCOME	530	(3)	527	1,791	(8)	1,783

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	35	—	35	108	—	108
Interest expense, net	(93)	(3)	(96)	(340)	(9)	(349)
Other expense, net	(1)	—	(1)	(2)	—	(2)

INCOME BEFORE TAX	471	(6)	465	1,557	(17)	1,540
Current income tax expense	(9)	—	(9)	(71)	—	(71)
Deferred income tax expense	(72)	(14)	(86)	(100)	(41)	(141)

NET INCOME	390	(20)	370	1,386	(58)	1,328
Net income attributable to noncontrolling interests	(1)	(345)	(346)	(2)	(1,256)	(1,258)
NET INCOME ATTRIBUTABLE TO PAGP	$389	$(365)	$24	$1,384	$(1,314)	$70

BASIC NET INCOME PER CLASS A SHARE			$0.14			$0.48

DILUTED NET INCOME PER CLASS A SHARE			$0.13			$0.47

BASIC WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING			172			145

DILUTED WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING			650			650

(1)                   Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

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333 Clay Street, Suite 1600          Houston, Texas 77002          (713) 646-4100 / (866) 809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING BALANCE SHEET DATA

(in millions)

	December 31, 2014
	PAA	Consolidating Adjustments (1)	PAGP
ASSETS
Current assets	$4,179	$2	$4,181
Property and equipment, net	12,272	20	12,292
Goodwill	2,465	—	2,465
Investments in unconsolidated entities	1,735	—	1,735
Deferred tax asset	—	1,705	1,705
Linefill and base gas	930	—	930
Long-term inventory	186	—	186
Other, net	489	—	489
Total assets	$22,256	$1,727	$23,983

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$4,755	$1	$4,756
Senior notes, net of unamortized discount	8,757	—	8,757
Other long-term debt	5	536	541
Other long-term liabilities and deferred credits	548	—	548
Total liabilities	14,065	537	14,602

Partners’ capital excluding noncontrolling interests	8,133	(6,476)	1,657
Noncontrolling interests	58	7,666	7,724
Total partners’ capital	8,191	1,190	9,381
Total liabilities and partners’ capital	$22,256	$1,727	$23,983

(1)                   Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

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333 Clay Street, Suite 1600          Houston, Texas 77002          (713) 646-4100 / (866) 809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
DISTRIBUTION SUMMARY (unaudited)

Q4 2014 PAGP DISTRIBUTION SUMMARY

(in millions, except per unit and per share data)

Q4 2014 (1)
PAA Distribution/LP Unit	$0.6750
GP Distribution/LP Unit	$0.3614
Total Distribution/LP Unit	$1.0364

PAA LP Units Outstanding at 1/30/15	376

Gross GP Distribution	$141
Less: IDR Reduction	(6)
Net Distribution from PAA to AAP (2)	$136
Less: Debt Service	(2)
Less: G&A Expense	(1)
Cash Available for Distribution by AAP	$133

Distributions to AAP Partners
Direct AAP Owners & AAP Management (68.2% economic interest)	$91
PAGP (31.8% economic interest)	42
Total distributions to AAP Partners	$133

Distribution to PAGP Investors	$42
PAGP Class A Shares Outstanding at 1/30/15	207
PAGP Distribution/Class A Share	$0.20300

(1)                   Amounts may not recalculate due to rounding.

(2)                   Plains AAP, L.P. (“AAP”) is the general partner of PAA.

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333 Clay Street, Suite 1600          Houston, Texas 77002          (713) 646-4100 / (866) 809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME PER CLASS A SHARE

(in millions, except per share data)

	Three Months Ended	Twelve Months Ended
	December 31, 2014	December 31, 2014
Basic Net Income per Class A Share
Net income attributable to PAGP	$24	$70
Basic weighted average Class A shares outstanding	172	145

Basic net income per Class A share	$0.14	$0.48

Diluted Net Income per Class A Share
Numerator for diluted net income per Class A share:
Net income attributable to PAGP	$24	$70
Incremental net income attributable to PAGP resulting from assumed conversion of AAP units and AAP Management units	58	235
Total	$82	$305

Denominator for diluted net income per Class A share:
Basic weighted average number of Class A shares outstanding	172	145
Dilutive shares resulting from assumed conversion of AAP units and AAP Management units	478	505
Effect of dilutive securities: Weighted average LTIP shares (1)	—	—
Diluted weighted average number of Class A shares outstanding	650	650

Diluted net income per Class A share	$0.13	$0.47

(1)                   As of December 31, 2014, there were less than 0.1 million weighted average dilutive LTIP shares outstanding.

Contacts:

Ryan Smith	Al Swanson
Director, Investor Relations	Executive Vice President, CFO
(866) 809-1291	(800) 564-3036

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333 Clay Street, Suite 1600          Houston, Texas 77002          (713) 646-4100 / (866) 809-1291